EXHIBIT 99.1

ITG Reports Second Quarter 2013 Results

Europe and Asia Pacific Post Stronger Revenues, Average U.S. Revenue Capture Increases

NEW YORK, August 1, 2013 — ITG (NYSE: ITG), an independent execution and research broker, today reported results for the quarter ended June 30, 2013.

Second quarter 2013 highlights included:

•                  GAAP net income of $5.1 million, or $0.13 per diluted share compared to a GAAP net loss of $247.1 million, or $6.40 per diluted share for the second quarter of 2012.  GAAP net income for the second quarter of 2013 included (i) duplicate rent and office closing charges associated with the move to ITG’s new headquarters of $5.1 million, or $0.08 per diluted share after taxes; (ii) charges related to the closing of ITG’s Israel development center of $1.6 million, as well as tax charges associated with anticipated capital withdrawals from Israel, together totaling $0.08 per diluted share after taxes; and (iii) accrual reversals related to prior restructurings of $1.6 million, which resulted in an increase of $0.02 per diluted share after taxes.  The GAAP net loss for the second quarter of 2012 included a non-cash impairment charge for the balance of ITG’s goodwill of $274.3 million, or $6.45 per diluted share after taxes.

•                  Adjusted net income of $10.3 million, or $0.27 per diluted share, marking the highest adjusted earnings per share since the second quarter of 2010.  Adjusted net income for the second quarter of 2012 was $1.9 million, or $0.05 per diluted share.

•                  Revenues of $139.3 million, compared to revenues of $126.9 million in the second quarter of 2012.

•                  GAAP expenses of $128.5 million, compared to expenses of $397.5 million in the second quarter of 2012.  Adjusted expenses, net of the charges related to the headquarters move and the restructurings were $123.5 million in the second quarter of 2013.  Adjusted expenses, net of goodwill impairment charges, were $123.2 million in the second quarter of 2012.

•                  Average daily trading volume in the U.S. of 179 million shares, down from 183 million in the second quarter of 2012.  POSIT® average daily U.S. volume was 75 million shares compared to 90 million shares in the second quarter of 2012.  Total average daily volume traded through POSIT Alert® rose 41% compared with the second quarter of 2012.

•                  In Europe, average daily value traded in POSIT was $674 million, compared with $377 million in the second quarter of 2012.  Total average daily value traded through POSIT Alert rose 336% in the second quarter of 2013 compared with the prior-year period.

•                  The repurchase of 675,000 shares of common stock under ITG’s authorized share repurchase program for a total of $9.0 million.  Repurchases since the first quarter of 2010 have totaled $130.6 million for a total of 10 million shares, resulting in a decrease in shares outstanding, net of issuances, of 16%.

Revenues from U.S. operations were $84.6 million in the second quarter of 2013 compared to $81.9 million in the second quarter of 2012.  ITG’s U.S. operations posted GAAP net income of $2.2 million and adjusted net income of $4.5 million in the second quarter of 2013, compared to a GAAP net loss of $220.9 million and adjusted net income of $0.4 million in the second quarter of 2012.  Sell-side client volume represented 49% of total U.S. volumes, unchanged from the first quarter of 2013.  The overall revenue capture rate per share in the U.S. rose to $0.0048, up from $0.0046 in the first quarter of 2013.  This marks the highest average U.S. revenue capture since the second quarter of 2011.

ITG’s International revenues were $54.7 million in the second quarter of 2013 compared to $45.0 million in the second quarter of 2012.  European revenues rose 41% compared to the second quarter of 2012, while Asia Pacific revenues were a record $12.8 million, a 39% increase over the second quarter of 2012. Canadian revenues were down 1% versus the second quarter of 2012 as local trading volumes were flat compared to the same period.  ITG’s International operations posted GAAP net income of $2.9 million and adjusted net income of $5.8 million in the second quarter of 2013, compared to a GAAP net loss of $26.2 million and adjusted net income of $1.5 million in the second quarter of 2012.

“Continued positive momentum in our European and Asia Pacific businesses and improved average revenue capture in the U.S. drove significant improvements in profitability during the second quarter,” said Bob Gasser, ITG’s Chief Executive Officer and President.  “We continue to focus on improving the operating performance of our four business units and increasing client penetration across our four regions. The changes we implemented to our operating model in late 2012 were a key driving force behind our improved margins in the first half of 2013.”

Year-to-Date Results

For the first six months of 2013, revenues were $271.3 million, GAAP net income was $13.7 million, or $0.36 per diluted share, and adjusted net income was $19.7 million, or $0.51 per diluted share. For the first six months of 2012, revenues were $263.3 million, GAAP net loss was $241.6 million, or $6.22 per diluted share, and adjusted net income was $7.3 million, or $0.18 per diluted share.

The discussion of results above includes adjusted net income and related per share amounts, in addition to adjusted expense amounts, which are non-GAAP financial measures that are described in the attached tables along with a reconciliation of these non-GAAP financial measures to GAAP results.

Conference Call

ITG has scheduled a conference call today at 11:00 am ET to discuss second quarter results.  Those wishing to listen to the call should dial 1-877-317-6789 (1-412-317-6789 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.  The webcast and accompanying slideshow presentation can be downloaded from ITG’s website at investor.itg.com.  For those unable to listen to the live broadcast of the call, a replay will be available for one week by dialing 1-877-344-7529 (1-412-317-0088 outside the U.S.) and entering conference number 10031538.  The replay will be available starting approximately one hour after the completion of the conference call.

ABOUT ITG

ITG is an independent execution and research broker that partners with global portfolio managers and traders to provide unique data-driven insights throughout the investment process. From investment decision through settlement, ITG helps clients understand market trends, improve performance, mitigate risk and navigate increasingly complex markets. ITG is headquartered in New York with offices in North America, Europe, and Asia Pacific. For more information, please visit www.itg.com.

In addition to historical information, this press release may contain “forward-looking” statements that reflect management’s expectations for the future.  A variety of important factors could cause results to differ materially from such statements.  Certain of these factors are noted throughout ITG’s 2012 Annual Report on Form 10-K, and its Form 10-Qs and include, but are not limited to, general economic, business, credit and financial market conditions, both internationally and nationally, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations, changes in tax policy or accounting rules, the actions of both current and potential new competitors, changes in commission pricing, the volatility of our stock price, rapid changes in technology, errors or malfunctions in our systems or technology, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate acquired companies, our ability to attract and retain talented employees and our ability to achieve cost savings from our cost reduction plans. The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Commissions and fees	$108,868	$94,883	$211,876	$200,147
Recurring	26,283	28,034	51,623	55,466
Other	4,142	3,993	7,844	7,672
Total revenues	139,293	126,910	271,343	263,285

Expenses:
Compensation and employee benefits	51,202	49,540	100,751	102,127
Transaction processing	22,499	19,649	44,031	41,872
Occupancy and equipment	20,720	15,063	37,261	29,712
Telecommunications and data processing services	13,718	14,712	27,816	29,779
Other general and administrative	19,760	23,597	38,536	46,274
Goodwill impairment	—	274,285	—	274,285
Restructuring charges	(75)	—	(75)	—
Interest expense	699	624	1,301	1,302
Total expenses	128,523	397,470	249,621	525,351
Income (loss) before income tax expense (benefit)	10,770	(270,560)	21,722	(262,066)
Income tax expense (benefit)	5,684	(23,464)	8,014	(20,428)
Net income (loss)	$5,086	$(247,096)	$13,708	$(241,638)

Income (loss) per share:
Basic	$0.14	$(6.40)	$0.37	$(6.22)
Diluted	$0.13	$(6.40)	$0.36	$(6.22)

Basic weighted average number of common shares outstanding	36,956	38,607	37,166	38,859
Diluted weighted average number of common shares outstanding	38,000	38,607	38,371	38,859

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues by Geographic Region:
U.S Operations	$84,601	$81,915	$165,844	$166,504
Canadian Operations	20,105	20,319	38,649	41,150
European Operations	21,794	15,492	42,744	35,619
Asia Pacific Operations	12,793	9,184	24,106	20,012
Total Revenues	$139,293	$126,910	$271,343	$263,285

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues by Product Group:
Electronic Brokerage	$74,715	$62,705	$144,363	$134,885
Research Sales and Trading	28,140	26,805	53,553	53,231
Trading Platforms	24,595	25,740	49,694	51,484
Analytics	11,600	11,357	23,270	22,955
Corporate (non-product)	243	303	463	730
Total Revenues	$139,293	$126,910	$271,343	$263,285

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	June 30, 2013 (unaudited)	December 31, 2012
Assets
Cash and cash equivalents	$259,034	$245,875
Cash restricted or segregated under regulations and other	64,434	61,117
Deposits with clearing organizations	24,219	29,149
Securities owned, at fair value	7,114	10,086
Receivables from brokers, dealers and clearing organizations	1,180,763	1,107,119
Receivables from customers	1,143,322	546,825
Premises and equipment, net	63,728	54,989
Capitalized software, net	41,021	43,994
Other intangibles, net	33,116	35,227
Income taxes receivable	1,121	7,460
Deferred taxes	36,589	39,155
Other assets	20,078	15,763
Total assets	$2,874,539	$2,196,759
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$174,793	$165,062
Short-term bank loans	30,111	22,154
Payables to brokers, dealers and clearing organizations	1,567,959	1,337,459
Payables to customers	647,953	226,892
Securities sold, not yet purchased, at fair value	2,644	5,249
Income taxes payable	18,585	10,608
Deferred taxes	323	293
Term debt	33,717	19,272
Total liabilities	2,476,085	1,786,989
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,105,402 and 52,037,011 shares issued at June 30, 2013 and December 31, 2012, respectively	521	520
Additional paid-in capital	235,291	245,002
Retained earnings	419,193	405,485
Common stock held in treasury, at cost; 15,524,675 and 14,677,872 shares at June 30, 2013 and December 31, 2012, respectively	(259,725)	(253,111)
Accumulated other comprehensive income (net of tax)	3,174	11,874
Total stockholders’ equity	398,454	409,770
Total liabilities and stockholders’ equity	$2,874,539	$2,196,759

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

In evaluating ITG’s financial performance, management reviews results from operations which excludes non-operating or one-time charges.  Adjusted expenses and adjusted net income and related per share amounts are non-GAAP performance measures, but the Company believes that they are useful to assist investors in gaining an understanding of the trends and operating results for ITG’s core businesses. These measures should be viewed in addition to, and not in lieu of, ITG’s reported results under GAAP.

The following are reconciliations of GAAP results to adjusted results for the periods presented (in thousands except per share amounts):

	Three Months Ended June 30,		Six Months Ended Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$139,293	$126,910	$271,343	$263,285

Total expenses	128,523	397,470	249,621	525,351
Less:
Restructuring charges (1)	75	—	75	—
Duplicate rent charges (2)	(1,237)	—	(2,568)	—
Office move (3)	(3,910)	—	(3,910)	—
Goodwill and other asset impairment (4)	—	(274,285)	—	(274,285)
Adjusted operating expenses	123,451	123,185	243,218	251,066

Income (loss) before income tax expense (benefit)	10,770	(270,560)	21,722	(262,066)
Effect of pro forma adjustment	5,072	274,285	6,403	274,285
Adjusted pre-tax operating income	15,842	3,725	28,125	12,219

Income tax expense (benefit)	5,684	(23,464)	8,014	(20,428)
Tax effect of pro forma adjustment (5)	(143)	25,322	405	25,322
Adjusted operating income tax expense	5,541	1,858	8,419	4,894

Net income (loss)	5,086	(247,096)	13,708	(241,638)
Net effect of pro forma adjustment	5,215	248,963	5,998	248,963
Adjusted operating net income	$10,301	$1,867	$19,706	$7,325

Diluted earnings (loss) per share	$0.13	$(6.40)	$0.36	$(6.22)
Net effect of pro forma adjustment	0.14	6.45	0.15	6.40
Adjusted diluted operating earnings per share	$0.27	$0.05	$0.51	$0.18

	U.S.		International
	Three Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenues	$84,601	$81,915	$54,692	$44,995

Total expenses	80,040	325,824	48,483	71,646
Less:
Restructuring charges (1)	1,264	—	(1,189)	—
Duplicate rent charges (2)	(1,237)	—	—	—
Office move (3)	(3,910)	—	—	—
Goodwill and other asset impairment (4)	—	(245,103)	—	(29,182)
Adjusted operating expenses	76,157	80,721	47,294	42,464

Income (loss) before income tax expense (benefit)	4,561	(243,909)	6,209	(26,651)
Effect of pro forma adjustment	3,883	245,103	1,189	29,182
Adjusted pre-tax operating income	8,444	1,194	7,398	2,531

Income tax expense (benefit)	2,349	(23,022)	3,335	(442)
Tax effect of pro forma adjustment (5)	1,616	23,837	(1,759)	1,485
Adjusted operating income tax expense	3,965	815	1,576	1,043

Net income (loss)	2,212	(220,887)	2,874	(26,209)
Net effect of pro forma adjustment	2,267	221,266	2,948	27,697
Adjusted operating net income	$4,479	$379	$5,822	$1,488

Diluted earnings (loss) per share	$0.06	$(5.72)	$0.07	$(0.68)
Net effect of pro forma adjustment	0.06	5.73	0.08	0.72
Adjusted diluted operating earnings per share	$0.12	$0.01	$0.15	$0.04

Notes:

(1)         In the second quarter of 2013, the Company incurred $1.6 million to implement a restructuring plan to close its technology research and development facility in Israel and outsource that function to a third-party service provider effective January 1, 2014.  This plan primarily focused on reducing costs by limiting ITG’s geographic footprint while maintaining the necessary technological expertise via a consulting arrangement. The Company also reduced previously-recorded 2012 and 2011 restructuring accruals of $1.6 million to reflect the sub-lease of previously-vacated office space and certain legal and other employee-related charges deemed unnecessary.

(2)         During the fourth quarter of 2012, ITG began to build out and ready its new lower Manhattan headquarters while continuing to occupy its then-existing headquarters in midtown Manhattan and as a result, has since incurred duplicate rent charges through June 2013.

(3)         In the second quarter of 2013, ITG moved into its new headquarters and incurred a one-time charge, which includes a reserve for the remaining lease obligation at the previous midtown Manhattan headquarters.

(4)         In the second quarter of 2012, goodwill with a carrying value of $274.3 million was deemed impaired and its fair value was determined to be zero, resulting in a full impairment charge.

(5)         The restructuring plan referred to in (1) above triggered the recognition of a tax charge of $1.6 million associated with the anticipated withdrawal of capital from Israel.

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